UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2018

Tetraphase Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-35837	20-5276217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Arsenal Way Watertown, Massachusetts	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 715-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) At a meeting of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Tetraphase Pharmaceuticals, Inc. (the “Company”) held on January 17, 2018, the Committee approved the payment of annual bonus and equity awards to the Company’s executive officers (other than Guy Macdonald, the Company’s President and Chief Executive Officer) identified below for services rendered during the year ended December 31, 2017. Additionally, the Committee approved annual base salaries for 2018 for each of these executive officers. At a subsequent meeting of the Board held on January 19, 2018, the Board approved the payment of an annual bonus award and the grant of equity awards to Mr. Macdonald for services rendered during the year ended December 31, 2017 and his annual base salary for 2018 based upon recommendations previously received from the Committee.

Identified below is the 2017 cash bonus and equity awards and 2018 annual base salary with respect to each of the Company’s “named executive officers” (as used in Instruction 4 to Item 5.02 of Form 8-K). Dr. Patrick Horn resigned as the Company’s Chief Medical Officer as of December 29, 2017 and therefore was ineligible for a cash bonus or any additional stock award for performance during 2017. For this reason, he is not included in the table below.

In 2018, approximately 30% of each named executive officer’s long-term equity incentives were granted in the form of performance-based restricted stock units that vest solely upon achievement of certain clinical, regulatory and commercial milestones.

Each executive officer named below is a party to a written employment arrangement with the Company. These agreements and arrangements have been filed as exhibits to the Company’s annual and quarterly reports on file with the Securities and Exchange Commission.

	2017	2018
			Stock Award
Named Executive Officer	Cash Bonus	Salary	Options(1)	Performance- Based Restricted Stock Units(2)
Guy Macdonald, President and Chief Executive Officer	$384,250	$560,000	300,000	100,000

Jacques Dumas, Ph.D., Chief Scientific Officer	200,500	384,300	140,000	40,000

Maria Stahl, Senior Vice President, General Counsel	183,700	364,200	115,000	32,000

Kamalam Unninayar, Chief Financial Officer (3)	—	340,000	—	40,000

Christopher Watt, Senior Vice President, Finance (4)	77,400	303,200	50,000	—

(1)	The options have been granted pursuant to our stock incentive plans and are evidenced by stock option agreements that been approved by the Board or the Committee. The terms and conditions of these awards are substantially consistent with those granted to other employees of the Company. These options vest over four (4) years, with 6.25% of the shares vesting on April 17, 2018 (April 19, 2018 in the case of Mr. Macdonald) and an additional 6.25% of the original grant at the end of each successive three-month period thereafter until the fourth anniversary of the grant date.
(2)	These restricted stock units shall be eligible to vest only upon achievement of certain performance conditions and, if such conditions are met, shall vest on January 31, 2021.
(3)	Ms. Unninayar joined the Company in October 2017 and therefore was ineligible for a cash bonus for performance during 2017.
(4)	Mr. Watt ceased to serve as the Company’s principal accounting and finance officer on November 1, 2017.

Additional information regarding compensation of executive officers will be included in the Company’s proxy statement to be filed in connection with its 2018 Annual Meeting of Stockholders to be held on May 30, 2018.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Maria D. Stahl
Date: January 23, 2018		Maria D. Stahl
Senior Vice President, General Counsel